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                                                                    EXHIBIT 10.8



                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE


        This Settlement Agreement and Mutual Release ("Agreement") is made as of May 13, 1998 by and between Accrue Software, Inc. (the "Company") and William R. Stein ("Employee").

        Employee was employed by the Company and entered into an Employee Agreement with the Company regarding, among other things, protection of proprietary and confidential information (the "Employee Agreement").

        The Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship.

        In consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

        1. Resignation and Termination. The Company and Employee acknowledge and agree that Employee resigned as Vice President of Product Development with the Company effective May 8, 1998, and that Employee's employment with the Company will terminate effective September 8, 1998 (the "Termination Date"). Until the Termination Date, Employee shall continue to work as a part-time employee of the Company and shall make himself available to the Company as reasonably requested by the Company. Until the Termination Date, Employee shall be entitled to receive his current base salary (less applicable withholding), plus accrual of vacation, in accordance with the Company's regular payroll practices.

        2. Consideration. In consideration of the release of claims set forth below and other obligations under this Agreement, the Company agrees to maintain Employee's email and voicemail account at the Company until the Termination Date. In addition, the Company agrees to transfer all of its right, title and interest in and to the Toshiba Satellite Pro laptop, Ricochet wireless modem, and Palm Pilot PDA currently used by Employee and all software contained therein to Employee as a severance payment on the Termination Date after which time the Company will have no further payment obligations to Employee; provided, however, Employee will be responsible and shall pay for through payroll deductions all dial-up, access and telephone charges, including Metricom charges, associated with such equipment and incurred and pro rated for use after May 8, 1998.

        3. Stock Options. The Company and Employee acknowledge and agree that options to purchase the Company's Common Stock held by Employee under the Stock Option Agreement between the parties dated as of April 24, 1997, as amended (the "Option Agreement") which have vested as of the Termination Date, in accordance with the vesting schedule set forth in the Option Agreement, will be exercisable for a period of thirty (30) days after the Termination Date, after which time such options will expire. Employee will not be entitled to any acceleration of vesting in the event of a Corporate Transaction (as defined in and pursuant to the terms under the Option Agreement). Furthermore, there will be no additional vesting of such options after the Termination Date.

        4. Benefits. Following the Termination Date, Employee shall have the right to continue, at his own expense, coverage under the Company's health insurance as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Employee shall not be entitled to participate in the Company's medical, dental, vision or other benefits plans, or any Company 401(k)



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plan, and no additional vacation or other paid time off shall accrue following the Termination Date.

        5. Payment of Salary. Employee acknowledges and agrees that he has received or will have received on the Termination Date all salary, accrued vacation, commissions, bonuses, compensation, shares of stock or options therefore or other such sums due to Employee. In light of the payment by the Company of all wages due, or to become due to Employee, the Parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

        NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE.

        6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor, successor and affiliate corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors (and officers and directors thereof), shareholders (and officers and directors thereof), administrators, predecessor, successor and affiliate corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation,

               (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship and the appointment of any officers or directors of the Company in connection with such termination;

               (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase or sale of shares of stock of the Company, including, without limitation, any claim for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury, assault; battery; invasion of privacy; false imprisonment; and conversion;

               (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act; and Labor Code
Section 201, et. seq.;



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               (e) any and all claims arising out of any other laws and
regulations relating to employment or employment discrimination; and

               (f) any and all claims for attorneys' fees and costs.

The Company and the Employee agree that the release set forth in this Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

        7. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Employee and the Company, being aware of such code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

        8. Nonsolicitation. Employee agrees that until one year after the effective date of this Agreement, he will not solicit or influence or attempt to influence any person employed by the Company to terminate or otherwise cease his or her employment with the Company or interfere in any manner with the contractual or employment relationship between the Company and any customer, vendor or employee of the Company.

        9. No Cooperation. Employee agrees that he will not act in any manner that might damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, stockholder or attorney of the Company, unless under a subpoena or other court order to do so.

        10. Nondisclosure of Confidential and Proprietary Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Employee Agreement, a copy of which is attached hereto as Exhibit A. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of the Company, until after such time as such information has become publicly known otherwise than by act or collusion of Employee. Employee further agrees that he will



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return all the Company's property and confidential and proprietary information in his possession to the Company within five (5) business days from the Termination Date.

        11. Non-Disparagement. Each Party agrees to refrain from any disparagement or slander of the other, or tortuous interference with the then existing contracts and relationships of the other.

        12. Breach of this Agreement; Alternate Employment. Employee acknowledges that upon any breach of the non-solicitation, no cooperation, confidential and proprietary information, and non-disparagement provisions contained in Sections 8 through 11 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement. Provided that Employee complies with the provisions of Sections 8 through 11 of this Agreement, nothing in this Agreement shall preclude Employee from considering or accepting alternate employment or consulting positions with other parties.

        13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

        14. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

        15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        16. Entire Agreement. Except as provided herein, this Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company, including without limitation the letter agreement entered into between the Employee and the Company on April 1, 1997.

        17. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Company.

        18. Governing Law. This Agreement shall be governed by the laws of the State of California.

        19. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.



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        20. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        21. Assignment. This Agreement may not be assigned by the Employee or the Company without the prior written consent of the other Party.
Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of the Employee.

        The Parties have executed this Settlement Agreement and Mutual Release as of the date set forth above.

Dated:  May 27, 1998                   By: /s/ James L. Patterson
                                           -------------------------------------
                                           James L. Patterson, President and CEO


                                       An Individual:  William R. Stein

Dated:  June 4, 1998                   /s/ William R. Stein
                                       -----------------------------------------
                                       (Employee Signature)



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